SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 2003



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

              1-12935                                          75-2815171
      (Commission File Number)                              (I.R.S. Employer
                                                           Identification No.)


       5100 TENNYSON PARKWAY
             SUITE 3000
            PLANO, TEXAS                                          75024
(Address of principal executive offices)                        (Zip code)



Registrant's telephone number, including area code:           (972) 673-2000

ITEM 5.           Other Events.
                  ------------

     On March 17, 2003, Denbury Resources Inc. (the "Company") announced that it intends to offer $200 million of Senior Subordinated Notes Due 2013 in a private Rule 144A offering and, conditioned upon the closing of such offering, to call for redemption $125 million aggregate principal amount of its 9% Senior Subordinated Notes Due 2008 and $75 million aggregate principal amount of its 9% Series B Senior Subordinated Notes Due 2008.

          In connection with the proposed sale of the new Senior Subordinated Notes, the Company has prepared a slide presentation which includes updated operational and financial data about the Company. The slide presentation is available on the Company's website at www.denbury.com.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 17, 2003


                                      Denbury Resources Inc.


                                      By: /s/ Phil Rykhoek
                                         ---------------------------------------
                                      Name:    Phil Rykhoek
                                      Title:   Senior Vice President

                                  EXHIBIT INDEX



       Exhibit
         No.                           Exhibit Description

        99.1                    Press Release dated March 17, 2003